Exhibit 99.1

Xcel Brands, Inc. Announces Proposed Public Offering of Common Stock

NEW YORK, NEW YORK – March 14, 2024 – Xcel Brands, Inc. (“Xcel”; NASDAQ: XELB), a media and consumer products company engaged in the design, licensing, marketing, live streaming and social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and consumer products, and the acquisition of dynamic consumer lifestyle brands, today announced that it is commencing an underwritten public offering of shares of its common stock (or common stock equivalents). All of the shares of common stock (or common stock equivalents) are being offered by Xcel. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Craig-Hallum Capital Group LLC is acting as the sole managing underwriter for the offering.

The securities are being offered pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on January 26, 2024, and declared effective by the SEC on February 6, 2024. The offering of securities will be made only by means of the prospectus and prospectus supplement that forms a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering, will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 222 South 9th Street, Suite 350, Minneapolis, Minnesota 55402, by telephone at (612) 334-6300, or by email at prospectus@chlm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Xcel Brands

Xcel Brands, Inc. (NASDAQ: XELB) is a media and consumer products company engaged in the design, marketing, live streaming, social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel owns the Judith Ripka, Halston, LOGO by Lori Goldstein, and C. Wonder by Christian Siriano brands and a minority stake in the Isaac Mizrahi brand. It also owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC and a 50% interest in a JV in TWRHLL (“Tower Hill”) by Christie Brinkley. Xcel is pioneering a true modern consumer products sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, brick-and-mortar retail, and e-commerce channels to be everywhere its customer’s shop. The company’s brands have generated in excess of $4 billion in retail sales via livestreaming in interactive television and digital channels alone. Headquartered in New York City, Xcel Brands is led by an executive team with significant live streaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. www.xcelbrands.com.

Cautionary Statement Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “seeks,” “should,” “would,” “guidance,” “confident” or “will” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on form 10-K for the year ended December 31, 2022 and its other filings with the SEC, which may cause our or our industry’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Contact:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
XELB@redchip.com